                                                                  EXHIBIT 10.43


                        REVISED STOCK PURCHASE AGREEMENT

Bradley J. Horwitz ("Horwitz") and WWC Holding Co., Inc., a Delaware corporation ("Holding Co."), hereby stipulate and agree as follows:

1. Horwitz agrees to sell to Holding Co. and Holding Co. agrees to purchase from Horwitz 138 shares of common stock of Western Wireless International Corporation (the "Shares"). The purchase price of the Shares shall be $13,645,594.00 (hereinafter "Purchase Price"), payable upon transfer of the Shares to Holding Co., such transfer to be completed no later than April 30, 2001.

2. At the closing, Horwitz will deliver Certificate Number 003, together with the stock power duly endorsed for transfer. In exchange and payment for the Shares, Holding Co. shall deliver to Horwitz the Purchase Price by check or wire transfer of funds.

3. As a material inducement to Holding Co. to enter into this Agreement and purchase the Shares, Horwitz represents and warrants to Holding Co. that he has legal title to the Shares and that there is no third party agreement that would prohibit or restrict his transfer of the Shares to Holding Co.

4. As a material inducement to Horwitz to enter into this Agreement and sell the Shares, Holding Co. represents and warrants to Horwitz that it has all requisite power and authority to enter into this Agreement and perform its obligations hereunder.

5. The Stock Purchase Agreement previously executed by the parties herein, a copy of which is attached, is hereby rescinded and cancelled.

6. Notwithstanding the transaction referenced herein, all terms and conditions set forth in the Subscription and Put and Call Agreement With Respect to Shares of Common Stock of Western Wireless International Corporation, and all amendments thereto, between Horwitz, Holding Co., Western Wireless Corporation and Western Wireless International Corporation shall remain in full force and effect. Horwitz will continue to own 143 shares of common stock of Western Wireless International Corporation upon the closing of this transaction.


AGREED AND ACCEPTED THIS 12TH DAY OF APRIL, 2001.


BRADLEY J. HORWITZ                              WWC HOLDING CO., INC.

/s/ Bradley J. Horwitz                          By:  /s/ John W. Stanton
-----------------------------------                ----------------------------
                                                         John W. Stanton
                                                         Chairman and Chief
                                                         Executive Officer


WESTERN WIRELESS INTERNATIONAL CORPORATION      WESTERN WIRELESS CORPORATION

By: /s/ John W. Stanton                         By: /s/ John W. Stanton
    -------------------------------                 ---------------------------
        John W. Stanton                                 John W. Stanton
        Chairman and                                    Chairman and
        Chief Executive Officer                         Chief Executive Officer